UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2025

AVANOS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5405 Windward Parkway
Suite 100 South
Alpharetta,	Georgia	30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (844) 428-2667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock - $0.01 Par Value	AVNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition
On August 5, 2025, Avanos Medical, Inc. (the “Company”) issued a press release announcing its results of operations for the three and six months ended June 30, 2025. A copy of the press release is furnished herewith as Exhibit 99.1.
The information contained in Item 2.02 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report or Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 1, 2025, the Board of Directors (the “Board”) of the Company appointed David Pacitti to the Board, effective August 1, 2025. The appointment of Mr. Pacitti, who is the Company’s Chief Executive Officer, fills a vacancy on the Board.
Mr. Pacitti was not selected pursuant to any arrangement or understanding between him and any other persons. There are no transactions between Mr. Pacitti and the Company that would be reportable under Item 404(a) of Regulation S-K. Mr. Pacitti will not receive any compensation in connection with his service as a member of the Board.
On August 1, 2025, the Company appointed Scott Galovan to serve as the Company’s Senior Vice President, Chief Financial Officer, effective August 1, 2025. Mr. Galovan, age 46, has served as the Company’s Senior Vice President, Strategy and Corporate Development since January 2023. He served as the Company’s Vice President, Strategy and Corporate Development from June 2019 until January 2023. Prior to joining the Company in 2013, his experience included serving in senior strategy, finance and M&A roles at Newell Brands, Equity Pacific Partners and Intel Capital.
Mr. Galovan was not selected pursuant to any arrangement or understanding between him and any other persons. There are no transactions between Mr. Galovan and the Company that would be reportable under Item 404(a) of Regulation S-K.
In connection with Mr. Galovan’s appointment, the Company and Mr. Galovan entered into an offer letter pursuant to which he will receive a base salary of $460,000 per year. In addition, he will be eligible to participate in the Company’s annual cash incentive program with a bonus target of 70% of his base salary and will be eligible for annual long-term incentive grants under the Company’s Long Term Incentive Plan with a target award value for 2026 of $1,600,000. In addition, on August 1, 2025 Mr. Galovan received a special equity award of time-based restricted stock units (“TRSUs”) having a grant date value equal to $500,000. Such TRSUs will vest 30% on the first anniversary of the grant date, 30% on the second anniversary of the grant date and 40% on the third anniversary of the grant date. Mr. Galovan will be eligible to participate in the standard employee benefit plans generally available to the Company’s executive employees, including medical, dental, vision and life insurance; flexible spending accounts; Company-paid disability programs; and a matching 401(k) plan. He will also be eligible to participate in the Company’s Executive Severance Plan and Severance Pay Plan. The foregoing description of Mr. Galovan’s offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Effective August 1, 2025, Jason Pickett, who had served as Interim Chief Financial Officer and Treasurer since April 14, 2025, assumed the position of Vice President, Corporate Finance and Treasurer. In that role, he will lead the Company’s tax, treasury and accounting functions.
Item 7.01    Regulation FD Disclosure
On July 31, 2025, the Company issued a press release announcing the divestiture of its Hyaluronic Acid (HA) product line to Channel-Markers Medical, LLC. A copy of such press release is attached as Exhibit 99.2 hereto and is incorporated by reference herein in its entirety.
On August 5, 2025, the Company issued a press release regarding the appointment of Mr. Pacitti to the Board, effective August 1, 2025, and the appointment of Mr. Galovan to the position of Senior Vice President, Chief Financial Officer, effective August 1, 2025. A copy of such press release is attached as Exhibit 99.3 hereto and is incorporated by reference herein in its entirety.
The information in Item 7.01 of this Current Report, including Exhibit 99.2 and Exhibit 99.3 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01    Financial Statements and Exhibits
(d)Exhibits.

Exhibit No.	Description
99.1	Press release issued by Avanos Medical, Inc. on August 5, 2025
99.2	Press release issued by Avanos Medical, Inc. on July 31, 2025
99.3	Press release issued by Avanos Medical Inc., on August 5, 2025
10.1*	Offer Letter by and between Avanos Medical, Inc. and Scott Galovan
104	Cover Page Interactive Data File (embedded within the inline XBRL document)
* Management contracts, compensatory plans or arrangements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	August 5, 2025	By:	/s/ Mojirade James
Mojirade James Senior Vice President and General Counsel